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                                 SIGCORP, Inc.
                             20 N.W. Fourth Street
                        Evansville, Indiana  47741-0001


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Ronald G. Reherman and Timothy L. Burke, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1999 Special Meeting of Shareholders of SIGCORP, Inc. (the "Special Meeting") to be held December 17, 1999, or at any adjournment thereof, upon the items set forth in the notice of meeting and proxy statement relating thereto and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM NO. 1
                                                     ---

IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE STRONGLY URGE YOU TO REVIEW, COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

THE ACCOMPANYING PROXY STATEMENT INCLUDES A SUMMARY OF THE TERMS OF THE MERGER AGREEMENT AND CERTAIN RELATED INFORMATION. WE ENCOURAGE YOU TO READ THIS DOCUMENT CAREFULLY.


      IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ITEM NO. 1
                                                          ---
                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Item No. 1 - To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation, each an Indiana corporation. Pursuant to the Merger Agreement, Indiana Energy and SIGCORP will be merged with and into Vectren (the "Merger"), and Indiana Energy common shares and SIGCORP common shares will be converted into the right to receive Vectren common shares.

          FOR    AGAINST   ABSTAIN
          ---    -------   -------


PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS BELOW. EACH JOINT OWNER SHOULD ALSO SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, CORPORATE OFFICER OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.



DATE: _________________________, 1999

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SIGNATURE(S)